Exhibit 16.1
June 16, 2006
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Sun Hydraulics Corporation
File No. 0-21835
Dear Sir or Madam:
     We have read Item 4.01 of Form 8-K of Sun Hydraulics Corporation dated June 16, 2006, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ GRANT THORNTON LLP